Exhibit 99.1

BIOIK Laboratories Announces Resignation of CEO, Names Interim CEO

TORONTO & BOSTON-July 19, 2021-BIONIK Laboratories Corp. (OTCQB:BNKL), a robotics company focused on providing rehabilitation and assistive technology solutions to individuals with neurological and mobility challenges from hospital to home, today has announced that Chief Executive Officer and Board Member Dr. Eric Dusseux has resigned as Chief Executive Officer and stepped down from the board, to pursue an opportunity outside the rehabilitation robotic device industry. The resignation is effective as of July 14, 2021. Rich Russo Jr., BIONIK’s current Chief Financial Officer, will assume the role of Interim CEO. The Board has begun a search for Dr. Dusseux’s successor.

“This was a difficult decision that I reached after much reflection. It has been a privilege working as CEO, shoulder-to-shoulder with the best team in the business since September 2017. I am proud of all we have accomplished together to serve our patients and clients. I want to thank the team and the Board of Directors for their support,” said Dr. Dusseux.

André Auberton-Herve, Chairman of the Board, said, “On behalf of the Board, we thank Eric for his service and many accomplishments during his tenure as CEO, particularly during the COVID-19 pandemic. The company has made great strategic, commercial and operational progress under Eric’s leadership. We wish Eric the very best.”

“Eric has assembled a talented and highly capable leadership team, including Rich Russo who will step in as Interim CEO,” Auberton added. “This will ensure continuity while we conduct a search for a permanent replacement.”

About BIONIK Laboratories Corp.

BIONIK Laboratories is a robotics company focused on providing rehabilitation and mobility solutions to individuals with neurological and mobility challenges from hospital to home. The Company has a portfolio of products focused on upper and lower extremity rehabilitation for stroke and other mobility-impaired patients, including three products on the market and two products in varying stages of development.

For more information, please visit www.BIONIKlabs.com and connect with us on Twitter, LinkedIn, and Facebook.

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words "may," "should," "would," "will," "could," "scheduled," "expect," "anticipate," "estimate," “possible,” "believe," "intend," "seek," or "project" or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements may include, without limitation, statements regarding (i) the plans and objectives of management for future operations, including plans or objectives relating to the design, development and commercialization of robotic rehabilitation products and other Company products, (ii) a projection of income (including income/loss), earnings (including earnings/loss) per share, capital expenditures, dividends, pipeline of potential sales, capital structure or other financial items, (iii) the Company's future financial performance, (iv) the market and projected market for our existing and planned products, (v) the Company’s search for a permanent CEO and (vi) the assumptions underlying or relating to any statement described in points (i), (ii), (iii), (iv) or (v) above. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances, and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates and assumptions, and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the Company's inability to obtain additional financing, the inability to meet listing standards to uplist to a national stock exchange, the significant length of time and resources associated with the development of our products and related insufficient cash flows and resulting illiquidity, the impact on the Company’s business as a result of the Covid-19 pandemic, the Company's inability to expand the Company's business, significant government regulation of medical devices and the healthcare industry, lack of product diversification, volatility in the price of the Company's raw materials, and the Company's failure to implement the Company's business plans or strategies. These and other factors are identified and described in more detail in the Company's filings with the SEC. The Company does not undertake to update these forward-looking statements.

Media Contact:

Matt Bretzius
FischTank PR
matt@fischtankpr.com